Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 31, 2016, with respect to the combined financial statements of Valvoline, an unincorporated commercial unit of Ashland Inc., included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-211720) and related Prospectus of Valvoline Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Cincinnati, Ohio

July 29, 2016